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Exhibit 21.1

SUBSIDIARIES OF ARES CAPITAL CORPORATION

Name	Jurisdiction
AC Notes Holdings LLC.	Delaware
ARCC BB Corp.	Delaware
ARCC CIC Flex Corp.	Delaware
ARCC CLO 2006 LLC	Delaware
ARCC CLPB Corp.	Delaware
ARCC IGS Corp.	Delaware
ARCC Imperial Corporation	Delaware
ARCC Imperial LLC	Delaware
ARCC LVCG Investors LLC	Delaware
ARCC PAH Corp.	Delaware
ARCC TTL Corp.	Delaware
ARCC Universal Corp.	Delaware
ARCC VTH Corp.	Delaware
ARCC WMA Corp.	Delaware
Ares Capital CP Funding LLC	Delaware
Ares Capital FL Holdings LLC	Delaware
Ivy Hill Asset Management GP, LLC	Delaware
Ivy Hill Asset Management, L.P.	Delaware

        In addition, we may be deemed to control certain portfolio companies identified as "control affiliated companies" in footnote (7) to the Consolidated Schedule of Investments as of December 31, 2008 included in the Financial Statements portion of Ares Capital Corporation's Form 10-K for the year ended December 31, 2008.

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  Exhibit 21.1
SUBSIDIARIES OF ARES CAPITAL CORPORATION